UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

CoreLogic, Inc.

(Name of Registrant as Specified In Its Charter)

Senator Investment Group LP

Senator Management LLC

Senator GP LLC

Senator Master GP LLC

Douglas Silverman

Senator Focused Strategies LP

Senator Focused Holdings LP

Senator Global Opportunity Master Fund LP

Cannae Holdings, Inc.

Cannae Holdings, LLC

W. Steve Albrecht

Martina Lewis Bradford

Gail Landis

Wendy Lane

Ryan McKendrick

Katherine “KT” Rabin

Sreekanth Ravi

Lisa Wardell

Henry W. “Jay” Winship

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 21, 2020, Senator Investment Group LP and Cannae Holdings, Inc. issued the following press release and presentation regarding CoreLogic, Inc.

Cannae Holdings and Senator Investment Group Issue Detailed Investor Presentation Highlighting Case for Electing Nine New Independent Directors to CoreLogic Board

Full Presentation Available at www.UnlockingCoreLogic.com

Vote on the GOLD Card TODAY to Protect Your Investment in CoreLogic

LAS VEGAS & NEW YORK, October 21, 2020 – Cannae Holdings, Inc. (NYSE: CNNE), (“Cannae”) and Senator Investment Group LP (“Senator”), which, directly or through affiliated entities, jointly own or have an economic interest equivalent to approximately 15% of the outstanding shares of CoreLogic, Inc. (NYSE: CLGX), (“CoreLogic” or the “Company”), today released an investor presentation detailing the case for electing nine new independent directors to the CoreLogic Board to ensure that the Company carries out a legitimate sales process aimed at maximizing value for all shareholders.

The complete investor presentation is available at www.UnlockingCoreLogic.com.

Key highlights from the presentation include the following:

•	Cannae and Senator have made a compelling proposal to acquire CoreLogic.

•	The offer represents a 39% premium and a normalized EBITDA multiple 40%+ above CoreLogic’s 10.5x average.[1]

•

Cannae and Senator have repeatedly stated that they are open minded to increasing the offer if given diligence, have made an unqualified ‘hell-or-high-water’ commitment (thereby removing any regulatory risk to closing), and have indicated a willingness either to participate in an auction or to provide a generous go-shop period as part of a merger agreement.

•	Cannae & Bill Foley are precisely the type of credible buyer with whom CoreLogic’s Board should want to engage.

•	Shareholders expect a sale of the Company.

•	CoreLogic’s realized volatility has collapsed 67%[2], meaning that it no longer trades on fundamentals but rather as a deal stock anticipating a transaction.

•	CoreLogic’s stock price has jumped more than 40% since Cannae and Senator’s involvement, while the average price of CoreLogic’s mortgage services peers has remained flat.

•	The Company’s largest shareholder for more than seven years sold their 17.8% position.

•	Other top 10 shareholders have notified Cannae and Senator that they have also exited their entire position (as we expect to be seen on 13Fs in mid-November).

•	CoreLogic’s Board has refused to constructively engage with Cannae and Senator, continuing a well-established pattern of poor stewardship.

•

The Company has underperformed peers by 145% over the past five years,[3] consistently ranks in the bottom 4% of the entire Russell 3000 for missing market expectations,[4] has not met any of its long-term targets and consistently produces negative organic growth.

•

This same Board has now denied diligence access, attempted to invite regulatory scrutiny around a potential transaction, done shareholders a disservice by playing games with the Special Meeting and has undermined multiple attempts at constructive engagement.

[1]

Premium measured as of 6/15/20 – the unaffected date. Normalized EBITDA of multiple of 15.5x based on Company guidance ($13.5M of EBITDA per $100B change in mortgage originations) applied to 10-year average mortgage origination level of ~$1.75T. 10.5x is CLGX average NTM EBITDA multiple over past 3 years prior to unaffected date.

[2]	One month realized volatility of 11.5% is as of 10/16/20.
[3]	TSR measured as of 6/15/20 – the unaffected date. TSR since spin-off measured since 5/14/10.
[4]	Bottom 4% of Russell 3000 over the two years prior to the unaffected date.

•	Cannae and Senator’s nominees are fully independent and highly qualified.

•	They bring extensive experience overseeing and advising public companies as well as evaluating and executing value-maximizing transactions.

•

More than half of them have served as CEO or Chair of a large organization, each has extensive M&A experience as well as financial, operational, or corporate governance expertise, and they are better qualified than the current Board according to CoreLogic’s own qualification categories in the Company’s proxy.

•	The nominees have no affiliation or association with each other, Senator, Cannae, or any of their affiliates.

•	Electing nine new directors to form a majority of the 12-member Board is essential to ensuring a legitimate sales process.

•	The incumbent Board has repeatedly sought to avoid a process, and we believe there is substantial risk that they will use a sham auction as another delay tactic.

•	A change in the majority of directors is necessary under Delaware law to protect against the current Board’s threat to not allow shareholders to replace directors.

•	Voting for Cannae and Senator’s nominees is a vote for a full and fair sales process to maximize shareholder value.

To Protect the Value of Your Investment Vote on the GOLD Card Today

The time to act is NOW. To protect the value of your investment vote on the GOLD Proxy Card “FOR” the removal of ALL nine targeted CoreLogic directors, “FOR” the election of ALL of our nine highly qualified nominees and “FOR” the two By-Law proposals.

If you have any questions or need assistance voting your shares, please call today D.F. King & Co., Inc., our proxy solicitor, at (877) 478-5047. Also for additional information, please visit us at https://www.UnlockingCoreLogic.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Senator Investment Group LP, Cannae Holdings, Inc. and the other Participants (as defined below) have filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) on September 23, 2020 to be used in connection with the solicitation of proxies with respect to the proposals to be presented at the special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc., a Delaware corporation (the “Company”), scheduled to be held on November 17, 2020.

The participants in the solicitation are (i) Senator Investment Group LP (“Senator”), the investment manager of the Senator Funds (as defined below), (ii) Senator Management LLC (“Senator GP”), the general partner of Senator, (iii) Senator GP LLC (“Senator GP LLC”), the general partner of SGOM (as defined below) and SFH (as defined below), (iv) Senator Master GP LLC (“Senator Master GP”), the general partner of SFS (as defined below), (v) Mr. Douglas Silverman (“Mr. Silverman”), the Chief Executive Officer of Senator, (vi) Senator Focused Strategies LP (“SFS”), (vii) Senator Focused Holdings LP (“SFH”), (viii) Senator Global Opportunity Master Fund LP (“SGOM” and, together with SFS and SFH, the “Senator Funds”), (ix) Cannae Holdings, Inc. (“Cannae”), (x) Cannae Holdings, LLC (“Cannae Holdings”), a wholly-owned subsidiary of Cannae, (xi) W. Steve Albrecht, (xii) Martina Lewis Bradford, (xiii) Gail Landis, (xiv) Wendy Lane, (xv) Ryan McKendrick, (xvi) Katherine “KT” Rabin, (xvii) Sreekanth Ravi, (xviii) Lisa Wardell and (xix) Henry W. “Jay” Winship (collectively, the “Participants”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT THAT HAS BEEN FILED WITH THE SEC AND OTHER PROXY MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

As of the date hereof, (i) SFS directly owns 100 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) SGOM directly owns 4,110,000 shares of Common Stock, (iii) SFH directly owns 1,410,000 shares of Common Stock and (iv) Cannae Holdings directly owns 2,299,900 shares of Common Stock. Additionally, as of the date hereof, SFS is party to cash-settled total return swaps referencing 3,942,810 shares of Common Stock in the aggregate and total return swaps referencing 121,090 shares of Common Stock in the aggregate.

As described in the Schedule 13D filed with the SEC by Senator, Cannae and certain of their respective affiliates with respect to the Company, each of Senator, Senator GP, Senator GP LLC, Senator Master GP, Mr. Silverman, Cannae and Cannae Holdings may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 7,941,090 shares of Common Stock (the “Shares”) and, therefore, each such Participant may be deemed to be the beneficial owner of all of the Shares. The Shares collectively represent approximately 9.99% of the outstanding shares of Common Stock based on 79,495,658 shares of Common Stock outstanding as of September 18, 2020, as reported in the Company’s Definitive Proxy Statement filed on September 22, 2020.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a recommendation to buy or sell any securities.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Cannae’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy / Geoffrey Weinberg

emccarthy@dfking.com / gweinberg@dfking.com

(212) 269-5550

Media Contact:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

Why New Directors Are Needed at CoreLogic OC T OB E R 2 0 2 0 https://unlockingcorelogic.com

Disclaimer The views expressed in this presentation (the “Presentation”) represent the opinions of Senator Investment Group LP (“Senator”), Cannae Holdings, Inc. (“Cannae”) and/or certain of their respective affiliates with respect to CoreLogic, Inc. (the “Company”). This Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Senator and Cannae, and are based on publicly available information and Senator’s and Cannae’s analyses. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the Company or other companies that Senator and Cannae consider comparable. Senator and Cannae have not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Senator or Cannae, and Senator and Cannae disclaim any and all liability as to the completeness or accuracy of the information and for any omissions of material facts. Senator and Cannae disclaim any obligation to correct, update or revise the Presentation or to otherwise provide any additional materials. Neither Senator, Cannae, nor any of their respective affiliates make any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained herein and the recipient agrees and acknowledges that it will not rely on any such information. Senator and Cannae recognize that the Company may possess confidential information that could lead it to disagree with Senator’s or Cannae’s views and/or conclusions. Funds managed by Senator Investment Group LP and Cannae Holdings, LLC, a subsidiary of Cannae, beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading—buying and selling—securities. Senator, Cannae and their respective affiliates may buy or sell securities or otherwise change the form or substance of any of their respective investments in any manner permitted by law and expressly disclaim any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause funds managed by Senator, Cannae or their respective affiliates to engage in transactions that change the beneficial and/or economic interest in the Company. The Presentation may contain forward-looking statements which reflect Senator’s and Cannae’s views with respect to, among other things, future events and financial performance. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Senator’s and Cannae’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Senator or Cannae that the future plans, estimates or expectations contemplated will ever be achieved. There should be no assumption that an investment in any specific securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security, nor does the Presentation constitute either an offer to sell or a solicitation of an offer to buy any interest in funds managed by Senator, Cannae or any of their respective affiliates. Any investment in the funds managed by Senator, Cannae or any of their respective affiliates is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment. This document is the property of Senator and Cannae and may not be published or distributed without the express written consent of Senator and Cannae.

Certain Information Concerning the Participants Senator Investment Group LP, Cannae Holdings, Inc. and the other Participants (as defined below) have filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) on September 23, 2020 to be used in connection with the solicitation of proxies with respect to the proposals to be presented at the special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc., a Delaware corporation (the “Company”), scheduled to be held on November 17, 2020. The participants in the solicitation are (i) Senator Investment Group LP, the investment manager of the Senator Funds (as defined below), (ii) Senator Management LLC (“Senator GP”), the general partner of Senator Investment Group LP, (iii) Senator GP LLC (“Senator GP LLC”), the general partner of SGOM (as defined below) and SFH (as defined below), (iv) Senator Master GP LLC (“Senator Master GP”), the general partner of SFS (as defined below), (v) Mr. Douglas Silverman (“Mr. Silverman”), the Chief Executive Officer of Senator Investment Group LP, (vi) Senator Focused Strategies LP (“SFS”), (vii) Senator Focused Holdings LP (“SFH”), (viii) Senator Global Opportunity Master Fund LP (“SGOM” and, together with SFS and SFH, the “Senator Funds”), (ix) Cannae Holdings, Inc. (“Cannae”), (x) Cannae Holdings, LLC (“Cannae Holdings”), a wholly-owned subsidiary of Cannae, (xi) W. Steve Albrecht, (xii) Martina Lewis Bradford, (xiii) Gail Landis, (xiv) Wendy Lane, (xv) Ryan McKendrick, (xvi) Katherine “KT” Rabin, (xvii) Sreekanth Ravi, (xviii) Lisa Wardell and (xix) Henry W. “Jay” Winship (collectively, the “Participants”). THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT THAT HAS BEEN FILED WITH THE SEC AND OTHER PROXY MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. As of the date hereof, (i) SFS directly owns 100 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) SGOM directly owns 4,110,000 shares of Common Stock, (iii) SFH directly owns 1,410,000 shares of Common Stock and (iv) Cannae Holdings directly owns 2,299,900 shares of Common Stock. Additionally, as of the date hereof, SFS is party to cash-settled total return swaps referencing 3,942,810 shares of Common Stock in the aggregate and total return swaps referencing 121,090 shares of Common Stock in the aggregate. As described in the Schedule 13D filed with the SEC by Senator, Cannae and certain of their respective affiliates with respect to the Company, each of Senator, Senator GP, Senator GP LLC, Senator Master GP, Mr. Silverman, Cannae and Cannae Holdings may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 7,941,090 shares of Common Stock (the “Shares”) and, therefore, each such Participant may be deemed to be the beneficial owner of all of the Shares. The Shares collectively represent approximately 9.99% of the outstanding shares of Common Stock based on 79,495,658 shares of Common Stock outstanding as of September 18, 2020, as reported in the Company’s definitive proxy statement filed on September 22, 2020. This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a recommendation to buy or sell any securities. PA G E NO . 3

We Have Made a Compelling Proposal

- We have made a compelling offer with deal certainty from a uniquely qualified buyer
  - Offering a 39% premium and a normalized EBITDA multiple 40%+ above CoreLogic's 10.5x average
  - Repeatedly stated we are open minded to increasing our offer if given diligence
  - Unqualified 'hell-or-high-water' commitment, thereby removing any regulatory risk to closing
  - Offered either to participate in an auction or to provide a generous go-shop
  - Cannae & Bill Foley are precisely the type of credible buyer with whom CoreLogic's Board should want to engage

Executive Summary

Note: Premium measured as of 6/15/20–the unaffected date. Normalized EBITDA of multiple of 15.5x based on Company guidance ($13.5M of EBITDA per $100B change in mortgage originations) applied to 10-year average mortgage origination level of ~$1.75T. 10.5x is CLGX average NTM EBITDA multiple over past 3 years prior to unaffected date.

PAGE NO. 4

Shareholders Expect a Sale of the Company… Stock Price Largest Shareholder Realized Volatility Has Jumped 40+% for Seven Years, Holding Has Collapsed 67% Since Our Involvement 17.8%, Has Sold Position CoreLogic no longer trades on Stock price has increased over 40%; Largest shareholder for over 40fundamentals, but rather as a deal mortgage services peers are flat: seven years who held 17.8% stock anticipating a transaction: Stock Prices Indexed to 100 sold their position 1 50 Based on 13-G filings, sold 35 rapidly at implied ~25% of daily 1 40 volume and implied VWAP of 30 $67 / share 1 30 40+% increase Other top 10 shareholders have 34.7% 67% 25 1 20 notified us that they have also decrease exited their entire position (as 1 10 will be seen on 13Fs in mid- 20 November) 1 00 15 9 0 8 0 11.5% 10 15-Jun 15-Jul 15-Aug 15-Sep 15-Oct Day Before Bi d P ublic 16 -Oct-20 CLGX Mortgage Service s Peer s “We believe that Corelogic is no longer trading based on fundamentals or in-line with historical valuation—the stock price reflects the takeover offer and speculation that a higher offer or bidding process will ensue—and therefore do not view earnings projections as the driver of our price target.” – Compass Point, 7/24/20 Note: One month realized volatility of 11.5% is as of 10/16/20. Mortgage Services peers include EFX, FAF, FNF, FICO, and TRU. PA G E NO . 5

Yet, CoreLogic's Board Refuses to Engage

- CoreLogic's Board has a long history of poor stewardship:
  - Underperformed peers by 145% over 5 years

CoreLogic Performance VS.	1 Year	3 Years	5 Years	Since Spin-off ~10 Years
Peers Selected By CoreLogic's Own Board	-4%	-77%	-145%	-532%
Broader Peer Group Set	-8%	-90%	-161%	-634%
S&P 500	5%	-22%	-37%	-93%

  - Ranks in bottom 4% of entire Russell 3000 for missing market expectations
  - Has never met any of its long-term targets
  - Consistently produces negative organic growth

- Poor stewardship continues today with Board's refusal to engage
  - Denies diligence
  - Attempts to invite regulatory scrutiny
  - Plays games with the Special Meeting
  - Undermines each of our multiple efforts at private constructive engagement
  - Claims up to $135 per share valuation (~190% premium)–making it clear they have no intention of engaging in a real discussion on value

Executive Summary

Note: TSR measured as of 6/15/20–the unaffected date. TSR since spin-off measured since 5/14/10. Bottom 4% of Russell 3000 over the two years prior to the unaffected date.

PAGE NO. 6

Shareholder Nominees Are Independent and Highly Qualified Nominees bring extensive experience overseeing and advising public companies as well as evaluating and executing value-maximizing transactions: Over half of the slate has served as CEO or Chair of a large organization Each has extensive M&A experience as well as financial, operational, or corporate governance expertise Better qualified than current Board per CoreLogic’s own qualification categories in proxy No affiliation with each other, Senator, Cannae, or any of our affiliates W. Steve Albrecht Martina Lewis Bradford Gail Landis Wendy Lane Ryan McKendrick Katherine “KT” Rabin Sreekanth Ravi Lisa Wardell Henry W. “Jay” Winship PA G E NO . 7

Majority Needed to Protect Shareholder Rights and Ensure a Legitimate Sales Process Replacing nine of twelve, but not all, directors will maintain continuity: not seeking to replace the current CEO, Frank Martell (10 year tenure), Munce (3 year tenure), or Studenmund (9 year tenure) Majority needed to ensure a legitimate sales process: CoreLogic Board has repeatedly sought to avoid a sales process Substantial risk that current Board will use sham auction process as further delay tactic A real auction will be competitive as multiple bidders have expressed interest Replacing majority of Board with an experienced, independent slate ensures legitimate sales process Majority needed to protect against current Board’s threat to not allow shareholders to replace directors CoreLogic notified us that shareholders can only remove directors, not replace them—an aggressive bylaw interpretation requiring costly and protracted litigation by us to correct Under Delaware law removing a majority of the current board ensures that shareholders can not only remove, but also may replace directors Independent Directors Will Have Shareholder Mandate to Carry Out Legitimate Sales Process This Is a Vote for a Full and Fair Sales Process to Maximize Shareholder Value PA G E NO . 8

Table of Contents Board’s Poor Stewardship We Have Made a Continues with Refusal Compelling Offer 1 4 to Engage with Us We Have Offered Deal Certainty from Independent Directors Are Needed 2 a Uniquely Qualified Buyer 5 to Protect Shareholder Value CoreLogic’s Board Has a Long Appendix: Correcting CoreLogic’s 3 History of Poor Stewardship 6 Misleading Communications

Section One We Have Made a Compelling Offer We Have Offered Deal Certainty for a Uniquely Qualified Buyer Core Logic’s Board Has a Long tistory of Poor Stewardship A Unlocking CoreLogic Board’s Poor Stewardship Bk Continues with Refusal Engage with Us Independent Directors Are Needed 5 to Protect Shareholder ValueAppendix: Correcting CoreLogic’s6 Misleading Communications

We Have Offered a Compelling Premium...

39% Premium to Unaffected Price



% Premium
60%
50%
40%
30%
20%
10%
0%
39%
Median 22%
NXG
DH
FDC
DST
HPY
HAWK
BATS
ELLI
VNTV/WPG
TSS
ULTI
DNB
PAYS
FIS/WP
CoreLogic

75%+ Higher Than Median
Higher Than All But One Deal in Sector

28% Premium to 52-Week High



% Premium
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
28%
Median 12%
NXG
DST
HPY
VNTV/WPG
TSS
BATS
PAYS
FIS/WP
DNB
ULTI
HAWK
FDC
ELLI
DH
CoreLogic

100%+ Higher Than Median
Higher Than All But Two Deals in Sector

Note: Source is Bloomberg, company filings, and Senator analysis. Unaffected dates account for M&A news that impacted target stocks prior to deal announcement. Includes all completed acquisitions in the Financial Technology sector of a publicly listed US, CN, or UK company over $3B in enterprise value over the past five years.

1
SECTION ONE – WE HAVE MADE A COMPELLING OFFER
PAGE NO. 11

and a Compelling Multiple Compelling Multiple Relative to Growth Compelling Multiple Relative to 3Y High 14 0% 13 0% 126% High 3Y 12 0% of % 11 0% as 10 0% at $66 Multiple 95% Mtge PF* EBITDA 90 % Median 88% ELLI (30%, ~20x) and Optimal Blue (35%, Takeout NTM ~25x) are below the 80% / line and “off the chart” EV reflecting discounted multiple to account for 70 % peak mortgage cycle EV/EBITDA $66 60 % I Y B S K T S I P 6 * T T C Y G L G 6 TSS W DS P EL W DH $ 6 UL HPDN FD W NX / t PF BA PA S$ e HA T V/ FI X a a t g t g e M G X VN 6 Mt CL G6 L $ 6 t 6 C a NTM Revenue Growth X$ G t a CL Note: Source is Bloomberg , company filings, and Senator analysis. Unaffected dates account for M&A news that impacted target stocks prior to deal announcement. Includes all completed acquisitions in the Financial Technology sector of a publicly listed US, CN, or UK company over $3B in enterprise value over the past five years. CLGX Mtge PF multiple of 15.5x normalizes EBITDA by applying Company guidance ($13.5M of EBITDA per $100B change in mortgage originations) to 10-year average mortgage origination level of ~$1.75T. S ECT I O N ON E – WE HAV E MA D E A CO M P EL L I N G OF F E R PA G E NO . 12

CoreLogic Wants an 'Information Services Peer' Multiple
...But Has Not Come Close to Their Multiple, Growth, or TSR

Has Never Received a Similar Multiple...



CLGX
Info Services Peers
EV / NTM EBITDA
20x
15x
10x
5x
2Q-16
4Q-16
2Q-17
4Q-17
2Q-18
4Q-18
2Q-19
4Q-19
2Q-20

...Because Has Never Performed Like Them

		CoreLogic	Company Selected Peers	% difference
CoreLogic has never grown like them...	Revenue CAGR '17/'20	0.9%	4.7%	-80%
...Is not expected to grow like them	Consensus Revenue CAGR '22/'20	0.8%	6.6%	-88%
	Consensus EBITDA CAGR '22/'20	-1.4%	9.9%	-114%
...and therefore has never performed like them.	5 Year Total Shareholder Return	26%	171%	-85%

Note: Source is Bloomberg and Bloomberg consensus estimates. Information Services Peers are those companies selected by CLGX: CSGP, DNB, EFX, EXPN, FICO, INFO, REL, TRI, TRU, VRSK, and WKL. TRI is excluded for the period Feb 2018 to June 2019 as Consensus estimates were inconsistent due to a major divestiture. EBITDA multiple chart excludes DNB as company was not publicly traded prior to unaffected date. Consensus estimates do not include future anticipated divestitures by CLGX or peers, thereby making them comparable.

1
SECTION ONE – WE HAVE MADE A COMPELLING OFFER
PAGE NO. 13

Mortgage Volumes Have Consistently Been Volatile and Cyclical MBA Expects Originations to Peak in 2020 and Revert Thereafter 3,500 CLGX forecasts ~30% above MBA for 2021 & 2022 “…normal mortgage market of $1.5 trillion to $1.75 trillion going forward.” 3,000 – Frank Martell, 2/23/2017 $ B 2,500 Originations 10-Year Average Mortgage Volume = ~$1.75T MBA 2,000 1,500 1,000 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E 2022E Note: Source is Mortgage Bankers Association (MBA), CLGX’s investor presentation, and CLGX management comments, e.g. published by Wolfe Research on 9/23/20. S ECT I O N ON E – WE HAV E MA D E A CO M P EL L I N G OF F E R PA G E NO . 14

CoreLogic Has Given Clear Guidance on Sensitivity to Mortgage Volumes

"…sensitivity that we've used for several years for the Company, which is for every $100 billion of market activity in origination, it's roughly a **$22 million to $25 million** of revenue and **$12 million to $15 million** of EBITDA, that's been true for several years."

-Frank Martell, 11/11/15

"So, for every $100 billion of mortgage origination volume, it's worth roughly **$20 million to $25 million** of revenue and **$12 million to $15 million** of EBITDA."

-Frank Martell, 9/12/16

"…roughly for every $100 billion of originations, we have about **$12 million to $15 million** of EBITDA and about **$20 million to $25 million** of revenue. That's been pretty consistent over time."

-Frank Martell, 6/7/17

Analyst: "Frank, are you guys still feeling good about the rule of thumb that kind of **$20 million to $25 million** of revs on every $100 billion origination swings? Is that still accurate?"
Frank Martell: "Yes. That's still correct."

2/27/18

"…sensitivity which has worked for many, many years, which is kind of that **$12 to $15million** of EBITDA and **$25 million** revenue."

-Frank Martell, 7/25/19

"…we were at **$12 million** of EBITDA and about **$25 million** of revenue."

-Frank Martell, 7/23/20

7/23/2020 Guidance Presentation:

"2020E / 2021E mortgage originations of $2.87T / $2.58T"

- This equals a $290B year over year decline
- 2021 revenue bridge shows -$75M mortgage impact
- $75M / $290B = $25.8M per $100B, **in-line with historical guidance on sensitivity**

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PAGE NO. 15

Mortgage Sensitivity Shows 100% of 2020 EBITDA and Revenue Increases Are Simply Due to Increased Mortgage Volumes Revenue EBITDA Company Stated Sensitivity to each $100B increase in originations $22.5M $13.5M Historical sensitivity to originations (midpoint) X Increase in MBA 2020 Origination Forecast: February 2020 to September 2020 $1,154B $1,154B Recent surge in origination volumes Increase in CoreLogic Mortgage Tailwind: February ‘20 to September ‘20 +$260M +$156M More Than Entire Guidance Increase Explained by Mortgage Volumes Increase in CoreLogic Guidance: February ‘20 to September ‘20 +$256M +$120M % of increase explained by mortgage benefit 101% ! & 130% Note: Sensitivity provided by CoreLogic as recently as 7/23/2020 on earnings call; see page 15 above. EBITDA includes Company’s Covid addback of $32.5M Rev and $10M EBITDA ($10M of EBITDA derived from 32% EBITDA margin in 2020 guidance)

CoreLogic Acknowledges Mortgage Sensitivity When Compensating Themselves …But Not When Delivering Value to Shareholders

When Mortgage Cycle is Down CoreLogic Lowers the Bar for Compensation

After underperforming its compensation peers by ~30% in 2018, CoreLogic selected easier peers (companies added underperformed companies removed by over ~40% during the past two years) to adjust for mortgage sensitivity and thereby increase compensation

"For 2019, the Company refreshed its peer group to provide greater alignment with businesses that are sensitive to mortgage origination volumes and interest rates …there continues to be a strong relationship between the Company's stock performance and these volatile demand factors."

\- 2019 Annual Proxy

But When Mortgage Cycle is Up CoreLogic Claims they are a 'Powerhouse'

Today, with mortgage volumes surging more than 50% above originally forecasted, CoreLogic claims linking performance to mortgages is false

"We have transformed our business into a data and analytics powerhouse …which we expect to drive an increased trading multiple and additional share price appreciation.

Senator and Cannae continue to falsely claim that our substantial outperformance is an anomaly due to the current strong mortgage market."

\- CoreLogic Letter to Shareholders, 9/10/20

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The Market Does Not Pay for Volatile and Cyclical Mortgage Volumes ...Evidenced by Unchanged Stock Prices Among Mortgage Peers

Company	Mortgage Exposure	2QA Rev vs Estimate on June 15th	3QE Rev vs Estimate on June 15th	Stock Price Change Since June 15th
EQUIFAX	~40%	7%	13%	-6%
First American	~70%	21%	23%	3%
FIDELITY NATIONAL FINANCIAL	~70%	39%	40%	1%
FICO	~25%	4%	6%	3%
TransUnion	~10%	10%	7%	-5%
Average		16%	18%	-1%
CoreLogic	~60%	8%	19%	

CoreLogic claims it is "inflecting" based on 2020 results. Yet results are no better than peers whose stock prices are unchanged since June 15th (unaffected date).

Source: Bloomberg, Bloomberg consensus estimates, and company disclosures.

"If you look at the MBA statistics, they are predicting, 2021 will have about a one-third decline in the mortgage market. It could be a little higher than that based on some of our internal work. And again, that is primarily because this universe of mortgages that can be profitably refinanced is going to get depleted over the next several quarters. And then re-fi volume is going to fall a lot. And that's particularly true now that the GSEs are adding 50 basis points price premium there, that's a contributor to it. And then I think the purchase market, it will be kind of flat to slightly declining next year as well. So look, we have all appreciated having the positive counterweight in our portfolios that mortgages provide, but I don't see that -- that's not going to -- that's not a new normal that can remain beyond the next several quarters." - Chris Cartwright, CEO of TransUnion 9/15/20

"We believe Mortgage unsustainable ... Equifax faces difficult 1H21 Mortgage compares which at the very least will cause rev growth to decelerate meaningfully ... the stock has anticipated much of the upside the co is currently delivering"
- Truist Securities, 9/8/20

"We are raising our [Equifax] forward estimates but expect a relatively muted stock response given the upside is primarily sourced from Mortgage." - Cowen, 9/8/20

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PAGE NO. 18

For Information Services Companies, Revenue Growth Determines Valuation Multiple… EBITDA Multiple is 90% Correlated to Revenue Growth 55x 50x 45x 40x 35x EBITDA 30x Our Offer Values    CoreLogic NTM 25x “Above the Line” / EV i.e. Expensive for 20x at $66 Its Growth Profile Mtge PF* 15x 10x at $66 5x 0.0% 2.5% 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 20.0% REVENUE GROWTH Note: Source is Bloomberg, Bloomberg consensus estimates, and company filings. Revenue growth is 2022E vs 2021E. CLGX Mtge PF multiple of 15.5x normalizes EBITDA by applying Company guidance ($13.5M of EBITDA per $100B change in mortgage originations) to 10-year average mortgage origination level of ~$1.75T. S ECT I O N ON E – WE HAV E MA D E A CO M P EL L I N G OF F E R PA G E NO . 19

and CoreLogic Has Failed to Grow CoreLogic says it had a 6% CAGR over this period, but never acknowledged that 150% of its “growth” came from acquisitions [CoreLogic has been declining 2013 Revenue 2014-20 M&A | -$49 l-$192| Negative Organic Growth 2020 Expected Revenue Note: Source is CLGX filings. SECTION ONE - WE HAVE MADE A COMPELLING OFFER page No 20

Even After Adjusting for Mortgage Sensitivity, CoreLogic Has Not Grown Organically…Despite Repeatedly Claiming It Has No Growth, Even After Adjusting for Wind Downs of Failed Businesses (a questionable adjustment) 2014 2015 2016 2017 2018 2019 1H ‘20 2% 0% -2% -4% -6% -8% ex M&A, FX, MD&A M tge Adj, & Wi nd Downs ex M&A, FX, Se nsitivity Mtge Adj , & Win d Downs CEO Repeatedly Claims Growth …Analysts Rightfully Question “CLGX highlighted 5% organic “We consider CLGX’s “organic” “For the full “…continued “Over the past “I would growth in 2Q20; however, we growth metric low quality and year of 2016 positive two years, characterize estimate a single-digit-decline to difficult to fully reconcile ... It our organic organic CoreLogic the growth flat organic revenue growth… also does not have a recent growth rate was growth delivered rate as kind positive organic PIRM revenues, which are not tied track record of consistent approximately trends” of flat last to mortgages, declined ~4%...” meaningful organic growth.” 5%” 2/27/18 growth” year” 2/27/19 – Deutsche Bank, 7/23/20 – Baird, 9/22/20 2/23/17 2/26/20 Note: CEO quotes are Frank Martell during earnings calls. See description of organic growth calculation on page 22 below. S ECT I O N ON E – WE HAV E MA D E A CO M P EL L I N G OF F E R PA G E NO . 21

No Matter How One Calculates It: CoreLogic Has Not Grown

	Calc.	2014	2015	2016	2017	2018	2019	1H '20	Cumulative
1 Prior Year Reported Rev		1,404	1,405	1,528	1,953	1,851	1,788	877	
2 Plus: Deferred Rev		-	-	-	-	-	(24)	-	
3 Equals: Adj. Base for Prior Year Rev		1,404	1,405	1,528	1,953	1,851	1,765	877	
4 Plus: Wind Downs of Failed Businesses		-	-	(42)	(6)	-	(62)	(49)	
5 Equals: Adj. Base for Prior Year Rev ex Wind Downs		1,404	1,405	1,486	1,947	1,851	1,703	829	
6 Reported Revenue		1,405	1,528	1,953	1,851	1,788	1,762	921	
7 Less: M&A		128	82	396	41	60	59	5	
8 Less: FX		(6)	(23)	(4)	2	(4)	(10)	(5)	
9 Less: Deferred Rev		-	-	-	-	24	-	-	
10 Equals: Reported Rev Adj. for M&A and FX		1,284	1,470	1,560	1,809	1,709	1,713	921	
Mortgage Adjustment Method 1: Adjust for Mortgage Volume Based on MD&A Commentary									
11 Less: Mtge Impact Cited in MD&A		(97)	57	76	(130)	(123)	41	108	
12 Equals: Reported Rev Adj. for M&A, Fx, & Mtge		1,381	1,412	1,485	1,938	1,832	1,671	813	
Mortgage Adjustment Method 2: Adjust for Mortgage Volume Based on Sensitivity Guidance									
13 YoY Change in Mtge ($ trillion)		(5.84)	4.18	3.72	(2.91)	(0.83)	4.96	6.65	
14 Multiplied by: Sensitivity to Each $100bn of Mtge		22.5	22.5	22.5	22.5	22.5	22.5	22.5	
15 Equals: Mtge Impact Implied by Sensitivity Guide		(131)	94	84	(65)	(19)	112	150	
16 Equals: Reported Rev Adj. for M&A, Fx, & Mtge		1,415	1,376	1,477	1,874	1,727	1,601	771	
Change in Revenue	**Calc.**								
ex M&A & FX	10-3	(121)	65	32	(144)	(142)	(52)	44	(318)
ex M&A, FX, & Wind Downs	10-5	(121)	65	74	(138)	(142)	10	93	(161)
ex M&A, FX, & MD&A Mtge Adj	12-3	(24)	7	(44)	(14)	(19)	(93)	(64)	(251)
ex M&A, FX, MD&A Mtge Adj, & Wind Downs	12-5	(24)	7	(2)	(9)	(19)	(32)	(16)	(93)
ex M&A, FX, & Sensitivity Mtge Adj	16-3	11	(29)	(51)	(78)	(124)	(164)	(106)	(542)
ex M&A, FX, Sensitivity Mtge Adj, & Wind Downs	16-5	11	(29)	(10)	(73)	(124)	(102)	(57)	(384)

All Calculation Methodologies Show Consistent Negative Organic Growth

Note: Organic growth follows industry-standard methodology of adjusting for impact from acquisitions, divestitures, and FX. CLGX makes an additional, questionable adjustment to exclude impact of business "wind downs." Given ~60% of CLGX revenue is tied to mortgage volumes, CLGX makes an additional mortgage volume tailwind/headwind adjustment, as do investors and sell side analysts. For each fiscal year, we have included CLGX's mortgage volume adjustment as described in the Valuations, Credit Solutions, Flood, and Property Tax business disclosures in the 10-K and 10-Q MD&A. An alternative adjustment methodology is the Company's "rule of thumb" sensitivity of $22.5M of revenue for each $100B change in mortgage originations–which suggests even lower organic growth. We believe the difference between the two methodologies is due in part to CLGX adjusting out the fact that its primary mortgage clients have been losing market share in recent years. These market share loses are likely to reverse in coming quarters and may contribute to CLGX overstating organic growth.

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Yet, CoreLogic’s 2021 and 2022 Forecasts Assume an Unprecedented Inflection in Organic Growth 6% 5% 4% Our targeted diligence requests are focused 3% on validating this Y/Y% unprecedented increase in organic growth 2% Growth We are willing 1% to pay for real Organic organic growth 0% but we need -1% real information -2% -3% 2016 2017 2018 2019 2021 E 2022 E Note: See description of organic growth calculation on page 22. Chart displays page 22 row entitled “ex M&A, FX, MD&A Mtge Adj, & Wind Downs.” For CLGX guidance, see recent investor presentation stating “at least 5%.” S EC T I O N ON E – WE HA V E MAD E A CO M P E L L I N G OF F E R PA G E NO . 23

Any Valuation of CoreLogic Should Normalize for Mortgage Volumes and Sensitize Impact From Organic Growth Guidance

Given volatility of the mortgage market, normalize for average mortgage volumes:

Normalized Mortgage Market- 10 yr Avg	$1,750
CoreLogic Assumed 2021 Mortgage Market	$2,850
Difference	$(1,100)
Sensitivity to each $100B of mortgage market	$13.5
EBITDA impact	$(149)

Given history of negative growth, look at EBITDA with & without assumed growth:

Assumed Organic Growth 2021	5%+
2020 Revenue	$1,933
2021 Organic Revenue Growth	$95-100
Incremental margin	45%
EBITDA impact	$(44)

Note: CLGX 2021 mortgage volume assumption stated by management, e.g. Wolfe Research 9/23/20. 5% organic growth rate and $95-100M organic revenue growth are from CLGX investor presentation. Incremental margin is calculated using Company's 2021 vs 2020 guidance.

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Our Offer Is Compelling:
Pays for Growth Potential Despite Years of No Growth

	Including Unprecedented Organic Growth Assumption	Excluding Unprecedented Organic Growth Assumption	
CoreLogic 2021 EBITDA Guidance	648	648	
Normalized for Mortgage Market	(149)	(149)	Normalize for mortgage market
Growth Assumption	-	(44)	Show with and without unprecedented growth assumption
Adjusted EBITDA	499	455	
EBITDA multiple (higher in high growth case)	12.0x	10.5x	Company average EBITDA multiple is 10.5x
Enterprise Value	5,988	4,779	
Net Debt	(1,430)	(1,430)	FCF pays for dividends and buybacks that offset stock-based comp until deal closing
Equity Value	4,558	3,349	
Fully Diluted Shares	82	82	
Share price in January 2021	$56	$41	Implies stock price will decline by ~20-to-40% if no deal
Proposal Price	$66	$66	
Offer in Excess of Full Value	**19%**	**61%**	Proposal pays for growth potential: if no growth, we substantially overpaid. Demonstrates why targeted diligence into growth required to evaluate a higher offer.

Note: Calculations for normalizing for mortgage volumes and growth assumption located on preceding page.
10.5x is CLGX average NTM EBITDA multiple over the past three years prior to the unaffected date.

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As We Have Repeatedly Stated to the Board: We Are Open-Minded to Increasing Our Offer if Supported by Diligence

At our July 14th meeting, the first and only meeting allowed with the Board, we directly communicated that we were open-minded as to value but required diligence.

We continued this message in every subsequent communication:

"…we are open-minded as to value…Our request for diligence is reasonable and sincere. Despite nine months of "outside in" research, it is surprisingly difficult for shareholders to determine the true organic growth rate of CoreLogic."

– Letter Announcing Intention to Nominate, 7/29/20

"…with appropriate access to diligence, are open-minded as to the value of our offer."

– Delivering Consents for Special Meeting, 8/31/20

"Our request for diligence is sincere. The current surge in mortgage origination volumes reflected in second and third quarter results does not impact our assessment of value, as it was well known by us and the market in early June – demonstrated by the fact that mortgage-exposed peers' stock prices are essentially unchanged since that time, despite peers having surpassed early-June estimates by as much or more than CoreLogic. However, understanding the Company's organic revenue growth and business composition (product line profitability and the mix of subscription vs transaction-based revenues) could impact our valuation. This is why our targeted diligence requests are namely to see revenue and EBITDA by product line for 2018 through 2022 estimates along with bridges to show drivers of growth. We need diligence to understand these items in part because the Company reports two segments and one consolidated organic growth figure despite having at least ten business lines."

– Letter to Board, 9/14/20

"…we are open to increasing our offer if allowed targeted diligence that supports a higher value."

– Letter to Shareholders, 9/25/20

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Every Step of the Way, the Research Community Has Agreed

"Offer price seems fair given peak multiples on peak of mortgage cycle."
- Deutsche Bank, 6/26/20

"To us, this looks like a very compelling offer for shareholders as it is difficult to envision a better return with the longer-term challenge of a low mortgage origination environment. There would need to be a material acceleration of the PIRM business to offset this challenge and we have not seen tangible signs to make us believe that is likely."
- Compass Point, 6/26/20

...we see the offer price as relatively reasonable given normalized organic revenue growth profile in the low-mid single digit range...- Wolfe, 6/26/20

Overall, we believe the buyout would represent a fair outcome for CoreLogic shareholders given that earnings estimates reflect elevated mortgage volumes (which are highly cyclical)... - William Blair, 6/26/20

We view $65 as attractive, having a high probability of occurring, and unlikely to draw bids materially above the $65 level... (1) The $65 offer is a significant premium to where CLGX has traded historically, no matter how you slice it ...(2) US mortgage volumes are highly cyclical, drive 60% of CLGX revenue and are forecasted to peak in 2020 and decline in 2021 and 2022.
- Wells Fargo, 6/29/20

We believe there is limited visibility and significant downside risk to the guidance given 1) ~60% of CLGX's revenues are generated from mortgage originations which are forecasted to decline in 2021 and 2022, and 2) flat to low-single digit organic growth historically excluding mortgages.
- Deutsche Bank, 7/7/20

"... we think the market could see the targeted revenue growth rates of 4-5% in 2021/22 as challenging."
- KBW, 7/7/20

"Hope Springs Eternal: We view CLGX's 2021 and 2022 guidance as optimistic for the following reasons: (1) Predicting the mortgage market is an uncertain business in the best of times, but in the middle of a pandemic and facing a US presidential election we would argue that visibility is worse than usual - and mortgage volumes drive 60% of CLGX's revenue. Prior to today CLGX had never given annual guidance prior to the January of that year. (2) CLGX's 2021 revenue and adj. EBITDA guidance assumes a 10% decline in mortgage volumes. While we certainly have no edge in predicting the mortgage market, we note that this assumption is more aggressive than all of the 3 major forecasters ... (3) Even assuming only a 10% decline in mortgage originations in 2021, achieving 2021 adj. EBITDA guidance of $595-615MM seems like a stretch."
- Wells Fargo, 7/7/20

"... we model conservatively relative to the updated guide, which we view as somewhat ambitious given the uncertainty in the macro environment, volatility in mortgage originations forecasts, and recently slower growth in non-mortgage sensitive revenues."
- Wolfe, 7/8/20

"We believe CLGX shares will most likely be acquired around the current price. We could see a takeover >$65, but believe CLGX is unlikely to be acquired at a price meaningfully above the current ~$68 price (we believe likely "strategic acquirer" pool is fairly limited)."
- Baird, 7/23/20

"Downgrading... While we do acknowledge that CLGX is performing at a high level (likely highest ever) and there are some compelling LT targets in place, we see too much uncertainty on the road to those targets, targets that do also need the support of a continued >$2.3 tril. U.S. mortgage backdrop vs. the most recent 10-year (2010-2019) avg. of ~$1.8 tril."
- Stephens, 7/24/20

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PAGE NO. 27

Section Two
Unlocking CoreLogic

1 We Have Made a Compelling Offer

2 We Have Offered Deal Certainty from a Uniquely Qualified Buyer

3 CoreLogic's Board Has a Long History of Poor Stewardship

4 Board's Poor Stewardship Continues with Refusal to Engage with Us

5 Independent Directors Are Needed to Protect Shareholder Value

6 Appendix: Correcting CoreLogic's Misleading Communications

Our Proposal Provides Regulatory and Financing Certainty

Regulatory Certainty: No Overlapping Businesses and Hell or High Water Commitment

- Neither Cannae nor Senator have a single overlapping business with CoreLogic
- Overlapping director issues can be easily remedied by setting up a 'Chinese Wall' or stepping off a board
- We have committed to signing a 'Hell or High Water' provision–no matter what antitrust issue may arise, we are required to accept the regulatory fix and close the transaction
- CoreLogic has not articulated any specific concern which is not overcome by the above statements
- We believe CoreLogic's regulatory concern is a smokescreen designed to distract from our compelling bid
- We have removed whatever regulatory risk CoreLogic might claim exists to shareholders

Financing Certainty

- Bank of America has provided a 'highly confident' letter for the total amount of debt financing
- Bill Foley and Cannae have carried out numerous multi-billion dollar transactions including companies similar in size to CoreLogic
- We have turned away private equity firms who have sought to be part of the equity group

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PAGE NO. 29

We Are a Uniquely Qualified Buyer and Precisely the Type of Credible Buyer With Whom CoreLogic Should Want to Engage

Logical Buyer

CANNAE HOLDINGS, LLC

Cannae is led by William P. Foley II ("Bill Foley") a preeminent operator and deal maker with a 32-year track record of successful acquisitions of businesses like CoreLogic

Pay High Multiples When Warranted

Paid ~25x for Optimal Blue due to 35% sustainable growth and strategic value–proving that we pay for growth, value, and quality

Track Record of Successful Acquisitions

Bill Foley has led the creation of several multi-billion-dollar companies with hundreds of acquisitions across diverse platforms, including FNF, FIS, BKI, Ceridian, and FGL. Most recently led acquisition of Dun & Bradstreet in February 2019

Therefore, We Believe We Are Best Positioned to Pay Full Value

We are precisely the type of credible buyer with whom CoreLogic should engage

Board's refusal to allow diligence and endless gamesmanship is not in shareholders' best interest

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PAGE NO. 30

Section Three
Unlocking CoreLogic

1 We Have Made a Compelling Offer

2 We Have Offered Deal Certainty from a Uniquely Qualified Buyer

3 CoreLogic's Board Has a Long History of Poor Stewardship

4 Board's Poor Stewardship Continues with Refusal to Engage with Us

5 Independent Directors Are Needed to Protect Shareholder Value

6 Appendix: Correcting CoreLogic's Misleading Communications

CoreLogic Has Significantly Underperformed Its Peers

Against any relevant peer group over any relevant period of time, the Company has underperformed:

CoreLogic Performance vs.	1 Year	3 Years	5 Years	Spin-off ~10 Years
Peers Selected By CoreLogic's Own Board	-4%	-77%	-145%	-532%
Broader Peer Group Set	-8%	-90%	-161%	-634%
S&P 500	5%	-22%	-37%	-93%

Note: Source is Bloomberg. TSR measured as of 6/15/20–the unaffected date. Peers selected by CLGX are CSGP, EFX, EXPN, FICO, INFO, REL, TRI, TRU, VRSK, and WKL. Broader Peer Group Set includes additional peers of BKI, MSCI, MCO, and SPGI. TSR since spin-off measured since 5/14/2010.

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PAGE NO. 32

Every Single One of Its Peers Spin-off 1 YEAR 3 YEARS 5 YEARS ~10 YEARS -7% -152% -198% -1260% -24% -199% -357% -1608% -1% -89% -100% -302% 7% -47% -76% -13% -2% -64% -75% -264% -6% -37% -138% NM -13% -93% -274% NM Performance -16% -12% -58% -358% vs. 15% -3% -31% -183% 8% -71% -142% -271% -28% -118% -140% -1199% -25% -203% -433% -813% -30% -110% -201% -1123% -9% -76% -129% NM Note: Source is Bloomberg. TSR measured as of 6/15/20—the unaffected date. Peers selected by CLGX are CSGP, EFX, EXPN, FICO, INFO, REL, TRI, TRU, VRSK, and WKL. Broader Peer Group Set includes additional peers of BKI, MSCI, MCO, and SPGI. TSR since spin-off measured since 5/14/2010. 3 S ECT I O N TH R E E – CO R EL O G I C ’ S BO A R D HAS A LO N G HI S T O R Y OF PO O R STE W A R D SH I P PA G E NO . 33

Consistently Missed Market Expectations: Ranks in the Bottom 4% of the Entire Russell 3000 Bottom 4% of Russell 3000 – and – Bottom 4% of Russell 3000 for Frequency of Negative Reactions for Severity of Reactions Frequency Of Negative Returns Average Return 0% 20% 10% 15% 20% 10% 30% 5% 40% 50% 0% 60% -5% 70% -10% 80% -15% 90% 100% -20% Negative returns Average return 88% of the time -6% Note: Source is Bloomberg. Measurement period is past two years prior to unaffected date. S ECT I O N TH R E E – CO R EL O G I C ’ S BO A R D HAS A LO N G HI S T O R Y OF PO O R STE W A R D SH I P PA G E NO . 34

Failed to Achieve Any of Its Three Long-Term Goals: (1) Has Not Diversified Away From US Mortgages



GOAL >50%
50%
40%
30%
20%
10%
0%
Non-US Mortgage Revenue % Total
2013
2014
2015
2016
2017
2018
2019
1H20

2013	2014	2015	2017	2018	1H20
"Our goal is to grow this segment [non-US mortgage] to greater than 50% of Company total revenues over the next 3 years." 2/22/13	"strategic business plan… First, grow the D&A segment [non-US mortgage] to over 50% of total revenues" 2/26/14	"…long-established goal of growing the D&A segment [non-US mortgage] to over 50% of total revenues" 2/25/15	"The company is continuing to drive towards that 50% nonmortgage -related revenue target…So we're going to get there." 2/27/18	"As a matter of strategic intent, we are targeting to eventually grow our non-U. S. mortgage footprint to at least 50% of our total revenues." 2/27/19	"A key component of our strategic plan remains to grow our non-US mortgage sensitive footprint to at least 50% of our total revenues over the next few years." 2/26/20

All quotes from CEO during earnings calls

Note: Source is CLGX filings and management commentary. Assume Non-US Mortgage Revenue approximately equals PIRM segment revenue; under old segmentation prior to 2016, assume it equals D&A revenue.

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SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP
PAGE NO. 35

Failed to Achieve Any of Its Three Long-Term Goals: (2) 30% EBITDA Margins–Six Years Late and Not Actually Achieved

Has Still Not Achieved Its Goal Set in 2011



EBITDA Margin
MBA Originations ($B)
GOAL >30% at "Normal Mortgage Market of $1.5 to $1.75 trillion"
27% margin at $1.75T of Mortgages
32%
30%
28%
26%
24%
22%
20%
EBITDA Margin
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
MBA Origination Volumes
2013
2014
2015
2016
2017
2018
2019
2020E
2020 Norm.

"...CoreLogic's target of 30% adjusted EBITDA margins during 2013 ...$1 trillion to $1.2 trillion to deliver the 30% margin."
11/3/11

"We think the long-term margin profile of the Company is north of 30% and we expect to move up in that direction in 2015 as the market returns."
2/26/14

"CoreLogic is committed to achieving 30% plus adjusted EBITDA margins over the next three years based on a normalized US mortgage market...of $1.5 trillion to $1.75 trillion"
2/23/17

"...our goal of achieving at least 30% adjusted EBITDA margins by 2020 based on a normalized U.S. mortgage market.."
2/27/19

"...on track to reach its target of at least 30% sustained EBITDA margins as we exit 2013."
2/22/13

"the long-term margin trajectory in the 30%s is achievable"
2/25/16

"...our goal of achieving at least 30% adjusted EBITDA margins by 2020 based on a normalized U.S. mortgage market..."
2/27/18

All quotes from Frank Martell during earnings calls, except 2013 comment by CEO

Note: Source is CLGX filings and presentations. 2020 Norm is normalized based on CLGX guidance of $22.5M of rev and $13.5M of EBITDA for each $100B change in mortgage originations.

3
SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP
PAGE NO. 36

Failed to Achieve Any of Its Three Long-Term Goals: (3) Has Not Grown Organically, Yet Constantly Claims It Has

CoreLogic Has Never Grown, Despite Claiming It Has

Even After Adjusting for Wind Downs of Failed Businesses (a questionable adjustment)



2014
2015
2016
2017
2018
2019
1H '20
2%
0%
-2%
-4%
-6%
-8%
ex M&A, FX, MD&A Mtge Adj, & Wind Downs
ex M&A, FX, Sensitivity Mtge Adj, & Wind Downs

Setting The Goal

"We want to get to that 5%, 6% growth trajectory …through product innovation." 5/19/15

CEO Repeatedly Claims Organic Growth

"For the full year of 2016 our organic growth rate was approximately 5%" 2/23/17

"…continued positive organic growth trends" 2/27/18

"Over the past two years, CoreLogic delivered positive organic growth" 2/27/19

"I would characterize the growth rate as kind of flat last year" 2/26/20

Note: See description of organic growth calculation on page 22 above.

3

SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP

PAGE NO. 37

Avoids Accountability by Continually Re-segmenting Financials

- Used to publish 14 KPIs tracking quarterly mortgage volume exposure but now reports none
- Has not provided a way for investors to consistently track either mortgage revenue or organic revenue growth over 5+ years

> "Frank is very astute at re-segmenting often so he isn't held accountable for some stuff that he told the Street. I had IR-related responsibilities and personally attended meetings where he discussed this approach. It makes it really hard to understand how the business has developed over the last several years."
>
> – CoreLogic Former Finance Executive


2010
BUSINESS & INFORMATION SERVICES
Business Volumes
DATA & ANALYTICS
Business Volumes


2015
PROPERTY INTELLIGENCE
Revenues
RISK MANAGEMENT & WORK FLOW
Revenues & Business Volumes


2020
PROPERTY INTELLIGENCE & RISK MANAGEMENT
Revenues
UNDERWRITING & WORKFLOW SOLUTIONS
Revenues

Discontinued KPIs

3 SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP PAGE NO. 38

Wasted Capital on Misguided Strategic Initiatives and M&A: CoreLogic Acquisitions Were Misguided From the Start

- CoreLogic spent nearly $1 billion and almost 5 years acquiring and integrating valuation & appraisal businesses
- Board and Management missed the fact that large valuation/appraisal customers can easily switch vendors and want vendor diversification
- Due to its misguided strategy, CoreLogic immediately began losing business as it began to roll-up competitors–losing $100+ million of revenue
- After all this time and resource, we estimate CoreLogic's effective purchase price to be ~25x EBITDA for businesses that today we believe trade for <10x



CoreLogic Valuations Revenue ($mm)
MBA Originations ($bn)
$450
$400
$350
$300
$250
$200
3,500
3,000
2,500
2,000
1,500
1,000
2016
2017
2018
2019
2020E
Despite surging MBA volumes,
valuation revenue has plummeted

"...we believe that CoreLogic likely overpaid for these assets..."
- William Blair, 1/19/19

"...there is no clear strategy at this point."
- Compass Point, 1/2/18

Note: Source is CLGX filings. 2020E is Visible Alpha Consensus revenue for Valuation segment, which is slightly higher than 1H20 revenue annualized.

3
SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP
PAGE NO. 39

Failed to Improve Execution:
Margin Expansion Only Arrived With Wind Down of Failing Businesses

Margins Historically Only Expanded With Wind Downs


$2,000
$1,900
$1,800
$1,700
$1,600
29%
28%
27%
26%
25%
24%
2016
2017
2018
2019
Revenue
EBITDA margin %

Note: Source is CLGX filings.

"...we're not going to shrink our way into it."

- Frank Martell, 7/26/18

And it continues...

"The divestiture of these businesses is expected to increase EBITDA margins by approximately 350 basis points to 35% on a pro-forma basis..."

- Frank Martell, 7/23/20

"These guys might have a 60% EBITDA margin on $10 of revenue by the time they get done divesting all of their businesses and are just left with the company vending machine. That's one way to get to a target."

- Sell Side Analyst, 7/23/20

3

SECTION THREE - CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP

PAGE NO. 40

Continually Ranked Last in Employee Morale TH0MS0N REUTERS | TransUnioRu | ©Verrsk | IHS Markft’ | «RLLN I Texpprian. | FICO I Wotters KKu wAr | EQUIFAX | CoSlarC CoreLogic 1 I Note: Source is Glassdoor.com. SECTION THREE - CORELOGIC’S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP PAGE NO. 41

Yet, the Board Has Rewarded Such Failures, Rather Than Fix Them: Awarding a 200% Bonus for Target Six Years Late and Not Achieved

Six Years Late

Margin target set in 2011 to be achieved in 2013:

"CoreLogic's target of 30% adjusted EBITDA margins during 2013"

- Frank Martell, 11/3/11

Not Actually Achieved

"30% adjusted EBITDA margins …the long-term norm [Mortgage Market] will be closer to $1.5 trillion in origination"

- Frank Martell, 11/3/11

"30% plus adjusted EBITDA margins over the next three years based on a normalized US mortgage market…of $1.5 to $1.75 trillion"

- Frank Martell, 2/23/17

Yet, Board Grants Special Bonus…

"In 2018, the Compensation Committee approved a special one-time award (the "A30 Award") to provide a focused incentive for achievement of an aggressive adjusted EBITDA margin expansion between 2018 and 2020."

- 2019 Annual Proxy



200%
175%
150%
125%
100%
75%
50%
Payout (as % of Target)
29.5
30
30.5
31
31.5
32
Adjusted EBITDA Margin

…and Pays 200% of Target

Over 100% of the margin increase due to mortgage volumes ~2x normalized level identified by CoreLogic:



200% Bonus payout
32.2%
-5.4%
26.8%
27.6%
Margins actually contracted but for 2x normal mortgage level
2020 Margin Guide
Mortgage Impact
2020 Margin Norm.
2018 Margin

Note: 2020 Margin Norm. is normalized to 2018 mortgage levels based on CLGX guidance of $22.5M of rev and $13.5M of EBITDA for each $100B change in mortgage originations.

3

SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP PAGE NO. 42

Current 2021 & 2022 Plan Has More of the Same...

Mortgage Market Primary Driver of Results

- CoreLogic assumptions for 2021-22 well above industry forecasters
- "Marking down" CoreLogic's assumptions to MBA's forecast reduces Revenue and EBITDA by 7% and 13%, respectively. Therefore, rather than growing in 2021, CoreLogic Revenue and EBITDA would decline by -5% and -10% respectively

Margin Expansion Through Wind Downs / Divestitures

- 35% margin target requires divestitures and strong mortgage market
- Before our involvement, CEO talked down further margin expansion or guidance:

> "...above 30%, you're getting into rarefied air...I'm not sure we can put a three year target out there..."
> - Frank Martell, 2/26/20

Organic Growth Claimed, but No Support

- After years of negative organic growth and lack of transparency, continue to target "at least 5%" guidance for 2021-22 with no support
- Insurance market experts, including competitor Verisk, are skeptical of advertised "mega-wins." We cannot just assume an inflection after years of declines

Buyback Merely Offsets Dilution

- CoreLogic announced intention to divest two low-quality businesses representing ~10% of EBITDA, which would be dilutive to EPS
- Thus, CoreLogic needs announced stock buy-back just to offset dilution as illustrated by CoreLogic's updated pro forma guidance on 10/16/20

Note: "Marking Down" CLGX assumptions to MBA based on CLGX guidance of $22.5M of rev and $13.5M of EBITDA for each $100B change in mortgage originations.

3

SECTION THREE – CORELOGIC'S BOARD HAS A LONG HISTORY OF POOR STEWARDSHIP

PAGE NO. 43

Section Four Board’s Poor Stewardship Continues with Refusal 1 4 to Engage with Us 2 5 3 6 .

Shareholders Expect a Sale of the Company… Stock Price Largest Shareholder Realized Volatility Has Jumped 40+% For Seven Years, Holding Has Collapsed 67% Since Our Involvement 17.8%, Has Sold Position CoreLogic no longer trades on Stock price has increased over 40%; Largest shareholder for over seven 40 fundamentals but rather as a deal mortgage peers are flat: years who held 17.8% sold their stock anticipating a transaction: Stock Prices Indexed to 100 position 1 50 35 Based on 13-G filings, sold rapidly 1 40 at implied ~25% of daily volume 30 and implied vwap of $67 / share 1 30 40+% increase 34.7% 1 20 Other top 10 shareholders have 25 67% decrease notified us that they have also 1 10 exited their entire position (as will 20 be seen on 13Fs in mid-November) 1 00 15 9 0 8 0 10 11.5% 15-Jun 15-Jul 15-Aug 15-Sep 15-Oct Day Before Bi d P ublic 16 -Oct-20 CLGX Mortgage Service s Peer s “We believe that Corelogic is no longer trading based on fundamentals or in-line with historical valuation—the stock price reflects the takeover offer and speculation that a higher offer or bidding process will ensue—and therefore do not view earnings projections as the driver of our price target.” – Compass Point, 7/24/20 Note: Mortgage Services peers include EFX, FAF, FNF, FICO, and TRU. 4 S ECT I O N FO U R – BO A R D ’ S PO O R STE W A R D SH I P CO N T I N U ES WI T H RE F U S A L TO EN G A G E WI T H US PA G E NO . 45

Yet, CoreLogic's Board Refuses to Engage or Commence a Sales Process

✘	Refuses Diligence	The Board has withheld information necessary for us to assess raising our offer
✘	Undermines Constructive Communication	► After each of our efforts at private dialogue, CoreLogic has immediately responded with hyperbolic press releases and ad hominem attacks ► At our only discussion, CoreLogic insisted on bringing their defensive advisors and refused to activate Zoom video feed
✘	Inviting Regulatory Scrutiny	Despite 'hell-or-high-water' commitment, the Board has made constant public anti-trust insinuations so as to invite regulatory scrutiny and attempt to frustrate any deal
✘	Impedes Shareholders' Ability to Vote at a Special Meeting	The Board has repeatedly played games with the Special Meeting, including: ► Diluting our ownership below the 10% Special Meeting threshold ► Adopting a poison pill requiring a lengthy solicitation process ► Calling the Meeting for the absolute last day shareholder can require ► Publicly announcing the meeting while privately threatening us that the Board can refuse to replace directors and can unilaterally reschedule ► Setting and canceling record dates in an effort to reduce vote turnout
✘	Makes Misleading & Disingenuous Statements About Value	Making blatantly false claims about CoreLogic's revenue growth, relevant valuation peers, and sensitivity to mortgage origination volumes reveals a board that has no intention to engage in a real discussion on value
✘	Ignores Shareholders	The Board has consistently ignored shareholders, including: ► Refusing to meet with shareholders who have asked for an auction ► Largest shareholder for over seven years selling its 17.8% position

4

SECTION FOUR – BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US

PAGE NO. 46

Every Step of the Way, CoreLogic's Board Has Refused to Engage Constructively

4

SECTION FOUR – BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US

PAGE NO. 47

June 2020:
Refuse to Speak With Us Despite Stock Jumping 40% and Realized Volatility Collapsing in Reaction to Our Proposal

MAY-JUNE 25
Cannae & Senator acquire 15% of CLGX stock, driving up trading volume, stock price, and triggering speculation of buyout offer coming with numerous calls to Cannae from investors.

JUNE 1
CLGX's ten-year purchase right to FAF that offered ironclad protection from acquisition offers expires.

10-K
"Until the expiration of the purchase right, this provision could have the effect of limiting or discouraging an acquisition of us or preventing a change of control that our stockholders might consider favorable."

JUNE 16 & 17
Gordon Haskett publishes research notes.

GORDON HASKETT
CLGX: "Amplifying trading volume / strange roster changes / LBO prospects" & "Re-charging the smoke detector at CLGX"

JUNE 16-26
CLGX stock rises 13% vs peers and trading volume rises 2.6x.

CLGX retains defense advisors.

JUNE 25
Cannae & Senator conclude net purchases of stock, having accumulated exactly 15%.

For first time in 10-year history CLGX pre-announces quarter nearly a week before quarter has actually ended.

KBW
"Target: $40.00 [unchanged]…CL-GX raised its guidance…We think this was generally anticipated by investors given very strong mortgage origination volumes YTD… "

JUNE 26
Cannae & Senator submit proposal to acquire CLGX.

CLGX stock jumps upon Cannae & Senator's proposal.

Koffey sends private email to Chairman & CEO.

SENATOR
CANNAE HOLDINGS, LLC
"While I am sure we are both disappointed with what has occurred these past few days, I sincerely hope we can both find a more constructive way to engage going forward. To that end, I would greatly appreciate if we could schedule a time to speak by phone in the next few days at a time that works for you."
- Koffey email to CLGX

THE WALL STREET JOURNAL.
CoreLogic Shares Rise on Buyout Proposal

JUNE 28
Koffey sends second private email to Chairman & CEO.

SENATOR
CANNAE HOLDINGS, LLC
"I sincerely hope we can speak by phone soon. Please let me know a time that would work. I can be available whenever works for both of you." -Koffey email to CLGX

JUNE 29
Volatility of CLGX collapses 67%, showing company now trades as merger arb / deal stock and no longer on fundamentals.

KBW
"We raise our price target to $60 from $40 incorporating a probability weighting of deal being reached and maintain our Market Perform rating"

4
SECTION FOUR - BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US
PAGE NO. 48

July 1–15, 2020:
Insist on Bringing Defense Advisors to Only Meeting; Issue Press Release as Soon as Meeting Concludes

JULY 7

- Cannae & Senator issue press release noting HOHW commitment and multiple efforts at meeting with company.
- Koffey sends third email asking for meeting.
- CLGX Board press releases rejection of offer, issues multi-year forward guidance for first time in history of company, adopts poison pill.

CoreLogic

CoreLogic Board Unanimously Rejects Opportunistic Acquisition Proposal from Senator and Cannae

"Senator and Cannae's Proposal is Opportunistically Timed to Benefit Them: …They know CoreLogic has transformed its business model…. The proposal also fails to address serious regulatory concerns…"

JULY 8

CLGX agrees to meet but only one week later via Zoom.

JULY 10

CLGX's largest shareholder for over 7 years who owns over 17% of company files amended 13G detailing that it has begun selling its position.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

CORELOGIC, INC.
(Name of Issuer)
COMMON STOCK
(Title of Class of Securities)

1. Name of Reporting Person
T. ROWE PRICE ASSOCIATES, INC.
52-0556948

JULY 12

CLGX insists on bringing defense advisors to meeting despite Senator and Cannae's request for 'principals only.'

SENATOR
CANNAE

"As for attendees, it's our sincere hope to make this a productive meeting, and therefore prefer having this meeting be principals only: Rick and I meeting with you, Paul, and any other Board members. There will be plenty of opportunities for advisors to follow up with each other."
-Koffey email to CLGX

JULY 14

- Cannae & Senator principals meet with CoreLogic principals and defense advisors.
- CoreLogic refuses to turn on video. zoom
- Cannae & Senator relay that open to increasing offer with diligence.
- Chairman says diligence request is "quite reasonable", CEO says diligence request is "reasonable."
- Immediately following meeting, CoreLogic issues press release.

CoreLogic

CoreLogic Issues Statement on Meeting with Senator and Cannae

"Senator and Cannae have not revised their proposal to deliver appropriate value to our shareholders."

JULY 15

- CLGX refuses to meet with BAML despite initially agreeing.
- Anti-trust counsel meet; CLGX counsel has limited questions and promptly concludes meeting.

4

SECTION FOUR – BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US

PAGE NO. 49

July 16–30, 2020:
Press Releases After Each of Our Efforts at Private Communication Games Around Special Meeting: Diluting Us Below 10%

JULY 17
Cannae & Senator deliver private letter to Board again stating open to increasing offer if given diligence.

CLGX CEO responds "discussing this matter with full board and will revert."

JULY 20
CLGX issues 7:00am press release rejecting request for diligence with no private communication to Cannae and Senator.

JULY 23
CLGX issues 2Q20 earnings, stock trades down.

Analysts express skepticism over organic growth and forecasts.

JULY 27
CLGX releases 10-Q showing they have diluted Cannae and Senator below 10%. For first time in seven years, and despite increasing buyback by $1bn, share count has risen into end of July.

JULY 29
Cannae & Senator announce intention to call special meeting and name nominees.

Stock trades up into and on announcement to all time high.

JULY 30
Cannae & Senator privately request company set record date so we can solicit additional 0.01% required to call Special Meeting. Company has 10 days to set record date (August 8).

SENATOR
CANNAE HOLDINGS, LLC

"…We are aware that you would like us to increase the price we are offering for the Company. We are open-minded to a price increase but would only do so after conducting due diligence that demonstrates a higher price is justified."
– Private letter to CLGX

CoreLogic

"Thank you for your email. We are discussing this matter with the full Board and will revert."
– Email from CLGX CEO

CoreLogic

CoreLogic Issues Statement on Senator and Cannae's Request For Due Diligence

"…Granting diligence for an offer that significantly undervalues CoreLogic is not in the best interests of other shareholders…"

Deutsche Bank

"CLGX highlighted 5% organic growth in 2Q20; however, we estimate a single-digit decline to flat organic revenue growth…"

SENATOR
CANNAE HOLDINGS, LLC

Cannae Holdings and Senator Investment Group Propose Nine Independent, Highly Accomplished Directors for CoreLogic Board and Begin Process to Call Special Meeting



4

SECTION FOUR – BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US

PAGE NO. 50

August 1–13, 2020:
Publicly Call Special Meeting, Privately Threaten to Undermine It
Refuse to Speak with Shareholders Who Asked for Sale Process

AUGUST 9

- On a Sunday, CLGX announces it is calling Special Meeting for November 17. The absolute last day they can be required to call it (bylaws allow up to 110 days).
- In press release, CLGX blames Cannae & Senator for two-step process that Board forced to happen and cite peers with growth rates of 20% and 30% as relevant transaction comparables.
- At same time as public press release, CLGX sends Cannae & Senator private letter claiming shareholders cannot replace directors at Special Meeting.

AUGUST 10

- Cannae & Senator counsel send private emails to CLGX counsel requesting clarification on ability to unilaterally cancel meeting and denying shareholder right to fill vacancies.
- CLGX counsel confirms understanding.
- Company's largest shareholder for over 7 years and who owns over 17% of company files exit 13G detailing that it has exited its position.

AUGUST 11

- By private email and phone, Cannae & Senator counsel ask CLGX to be bound to hold Special Meeting and to allow shareholders to replace directors.
- CLGX counsel says Board will consider it.

AUGUST 12

- Cannae & Senator learn that CLGX has begun to refuse to return any calls from shareholders who have asked company to run an auction.

CoreLogic

CoreLogic Board of Directors Calls Special Meeting of Shareholders

"Board has scheduled the meeting so that Senator and Cannae will have no reason to continue the convoluted two-step solicitation process they are now pursuing… Given…recent high-multiple transactions in our sector such as Optimal Blue and Ellie Mae, we believe Senator/Cannae are significantly undervaluing CoreLogic…"

REUTERS

CoreLogic's largest shareholder T. Rowe slashes stake amid takeover battle

CoreLogic

> *"However, neither the Charter nor the Bylaws permit CoreLogic's stockholders to elect directors to the Board in the event of a vacancy on the Board… As a result, the Requesting Stockholder Nomination Proposal is not a proper subject for stockholder action."*
> *- CLGX Letter to Senator and Cannae*

4

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PAGE NO. 51

August 14–30, 2020:
More Games With Special Meeting: Setting Multiple Record Dates, Refusing to Agree to Not Cancel It

AUGUST 14
CLGX issues press release refusing to sign 'agreement' to hold Special Meeting. In order to ensure meeting cannot be moved, we are forced to complete consent solicitation process.

In order to ensure that shareholders can elect directors, we are required to seek majority of the Board–under Delaware law, a minority of directors cannot fill vacancies.

AUGUST 21
CLGX sets September 18th as record date for Special Meeting- maximum number of days (60) permitted by Bylaws in hopes that churn among event-driven & merger arbitrage funds will reduce vote turnout.

AUGUST 27
CLGX sets second record date for September 24th to further sow confusion among shareholders in order to reduce vote turnout.

AUGUST 31
Cannae & Senator announce they have submitted requisite consents to call Special Meeting thereby ensuring it will be held, point out confusion of multiple record dates, and ask CoreLogic to reconsider its approach to engagement.

CoreLogic

CoreLogic Provides Details on November 17 Special Meeting

"…we believe their consent solicitation is unnecessary, as is the agreement Senator has asked us to sign…'

The Deal

Cannae, Senator Seek to Ensure CoreLogic Meeting Takes Place

"…An attorney that advises companies targeted by activists… added that a move to set up two record dates appears to be designed to confuse investors and potentially result in fewer votes counting in favor of the dissident slate at the contest…"

CANNAE HOLDINGS, LLC | SENATOR

Cannae Holdings & Senator Investment Group Deliver Request to Call Special Meeting of CoreLogic Shareholders

"…we ask the Board to reconsider its approach… The Company has ceaselessly claimed that we are 'significantly' undervaluing CoreLogic, even citing recent acquisitions of high growth companies, including Optimal Blue, as evidence. Cannae was actually one of the buyers in this transaction - demonstrating by CoreLogic's own reasoning that we are willing to pay appropriate multiples for value if granted access to diligence."

4
SECTION FOUR – BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US
PAGE NO. 52

September 1–30, 2020:
Reject Olive Branch Gesture, Issue Ad Hominem Attacks
Claim $101-$135/Share Valuation with Misleading Materials

SEPTEMBER 4
Cannae & Senator attempt backchannel communication through advisors to ask Board for pathway to constructive engagement. CLGX advisor never follows up.

SEPTEMBER 9 & 10
CLGX schedules virtual non-deal-roadshow (NDR) with the only supportive sellside firm, Truist. CLGX refuses any meeting requests from hedge funds and will only meet with mutual funds. No mutual fund wants to meet and CLGX cancels the NDR.

SEPTEMBER 10
CoreLogic issues hyperbolic letter attacking Senator and Cannae's proposal.

SEPTEMBER 14
Cannae & Senator attempt an 'olive branch' gesture of increasing bid by $1, offering generous go-shop option, and again explaining why need for diligence is sincere.

SENATOR CANNAE

"This letter seeks a renewed path forward…Our request for diligence is sincere… understanding the Company's organic revenue growth and business composition (product line profitability and the mix of subscription vs transaction-based revenues) could impact our valuation… As a gesture of good faith to hopefully get us all back on the right track, today we are increasing our proposal by $1.00….As an additional gesture, we are offering to sign an agreement with a generous 'go-shop' that is purposefully structured to welcome other bidders to carry out diligence and submit higher offers."

SEPTEMBER 15
CoreLogic rejects 'olive branch', refusing to see it as a gesture and instead evaluates it as nothing more than a revised offer. Continues to cite misleading numbers to argue for massively higher multiple.

CoreLogic

"CoreLogic has higher 2019 - 2022E revenue growth and adjusted EBITDA margins than its information services peers which trade at much higher multiples."

4

SECTION FOUR – BOARD'S POOR STEWARDSHIP CONTINUES WITH REFUSAL TO ENGAGE WITH US

PAGE NO. 53

October:
So Far, More of the Same Misleading Games
Try to Claim Shareholder Support…Never Say He Is an Insider

- On October 5th, CoreLogic's media relations firm assisted in issuing a statement of support from Kennedy Enterprises
- The statement attempted to give the false impression of institutional shareholder support and never disclosed that Kennedy was an insider
- General Partner Parker Kennedy is former Executive Chairman of CoreLogic and current Chairman of First American Financial, the company from which CoreLogic spun-off
- Kennedy was actually pushed off the CoreLogic Board by investors in 2012
- Kennedy was responsible for installing FAF's purchase right into CoreLogic's separation agreement in order to block Bill Foley from acquiring CoreLogic for a decade (June 2010 until June 2020)



businesswire
A BERKSHIRE HATHAWAY COMPANY

Kennedy Enterprises Issues Statement of Support for CoreLogic
October 05, 2020 09:00 AM Eastern Daylight Time

ORANGE COUNTY, Calif.--(BUSINESS WIRE)--Kennedy Enterprises LP, a top 20 CoreLogic shareholder which owns approximately 1.3 million shares, today issued the following statement regarding the unsolicited proposal from Senator Investment Group LP and Cannae Holdings Inc. to acquire CoreLogic for $66.00 per share in cash.

Parker S. Kennedy, General Partner, of Kennedy Enterprises, said, "Kennedy Enterprises has been one of the largest shareholders of CoreLogic since its inception in 2010. As one of CoreLogic's major long-term shareholders with a substantial investment in the company, I believe that CoreLogic's excellent management and board, combined with the company's strong assets and compelling market advantages, will deliver superior returns for years to come -- far in excess of the Senator/Cannae bid. We will vote against the Senator/Cannae proposals at the Special Meeting on November 17."

The Deal

"The Kennedy Enterprises' statement issued Monday was provided to The Deal by the same public relations firm that represents CoreLogic."

WALL STREET JOURNAL

March 5, 2012

Highfields Pushed CoreLogic to Change Board, Stop Ignoring It

"… Highfields argued that executive chairman Parker Kennedy needed to leave the board…"

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PAGE NO. 54

Section Five 1 4 Independent Directors Are Needed 2 5 to Protect Shareholder Value 3 6

Each CoreLogic Director Has Presided Over a Period of Substantial Underperformance Performance VS. Peers Selected by Cumulative CoreLogic Director Start of Tenure Broader Peer Group Set CoreLogic’s Own Board Compensation J. David Chatham MAY-10 -532% -634% $2.5mm Thomas C. O’Brien MAY-10 -532% -634% $2.4mm David Walker MAY-10 -532% -634% $2.5mm Paul F. Folino JUL-11 -323% -363% $3.0mm Frank D. Martell (CEO) AUG-11 -149% -186% $41.5mm Douglas C. Curling JUN-12 -247% -331% $1.9mm John C. Dorman JUN-12 -247% -331% $2.0mm Jaynie Miller Studenmund JUN-12 -247% -331% $2.0mm Claudia Fan Munce NOV-17 -75% -81% $0.9mm Vikrant Raina NOV-17 -75% -81% $0.9mm J. Michael Shepherd JUN-19 -2% -6% $0.5mm Pamela Hughes Patenaude JUN-20 NA NA NA Note: Source is Bloomberg and CLGX filings. TSR measured as of 6/15/20—the unaffected date. Peers selected by CLGX are CSGP, EFX, EXPN, FICO, INFO, REL, TRI, TRU, VRSK, and WKL. Broader Peer Group Set includes additional peers of BKI, MSCI, MCO, and SPGI. S ECT I O N FI V E – IN D E P E N D E N T DI R E C T O R S AR E NE E D E D TO PR O T E C T SH A R E H O L D E R VA L U E PA G E NO . 56

Long Tenures Undermine Independence:
Majority of Board Will Have Served Over 9 Years by Upcoming AGM

Longest Tenured Directors Chair Committees and Board

	Director Name	Tenure by Upcoming Annual Meeting	Tenure Over 9 Years by Upcoming AGM	Chairs
	Frank D. Martell (CEO)	10 yrs		
	J. David Chatham	32 yrs / 11 yrs*	X	Chairs Compensation Committee
	Thomas C. O'Brien	13 yrs / 11 yrs*	X	Chairs Nominating & Governance Committee
	David Walker	11 yrs	X	Chairs Audit Committee
	Paul F. Folino	10 yrs	X	Chairman of Board
	Douglas C. Curling	9 yrs	X	
	John C. Dorman	9 yrs	X	
	Jaynie Miller Studenmund	9 yrs	X	

*Chatham and O'Brien served on FAF board prior to CoreLogic's spin-off in 2010.

5

SECTION FIVE – INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 57

CEOs Sitting on Each Others’ Boards, Relationships Among Directors, and Overboarding Undermine Oversight Note: Sourced from public records. Note: Sourced from public records. __i ! SECTION FIVE - INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

CoreLogic's Chairman, Paul Folino, Was Chairman of Emulex When Broadcom Offered to Acquire Them...

Chairman Has Done This Before...





EMULEX	Chairman: Paul Folino	CoreLogic
Hired Bill Anderson (then Goldman Sachs) and Sard Verbinnen & Co.	Hire Same Defense Advisors	Hired Bill Anderson (now Evercore) and Sard Verbinnen & Co.
"Board Unanimously Rejects Unsolicited Proposal" 05/04/09 press release	Reject Offer	"Board Unanimously Rejects Opportunistic Acquisition Proposal" 07/07/20 press release
"Your unsolicited proposal is opportunistic…you are uniquely aware of the future value we have secured. ..opportunistic attempt to capture that value…" 05/04/09 letter	Accuse Acquirer of Opportunistically Knowing Company on Verge of Transformation	"With Cannae's information advantage from inside knowledge of the industry, Senator/Cannae recognized our momentum and upside opportunity…" 09/10/20 letter
"What company …disgorges all its confidential information to a competitor with the only thing on the table being a grossly inadequate offer? 06/15/09 Bloomberg interview	Deny Due Diligence and Claim Information is Competitively Sensitive	"…inadequate price does not justify providing due diligence to a competitor…" 09/15/20 press release
"Emulex Files Antitrust Suit Against Broadcom" 11/10/09	Claim Antitrust Issues	"…raises serious regulatory concerns…" 09/10/20 letter
"Emulex has recently won tier-one OEM contracts." ELX Investor Presentation	Announce "Mega Wins"	"'Mega' wins in PIRM and UWS support sustainable accelerating growth" CLGX Investor Presentation
Despite never growing organically, Emulex released 2 year forward guidance calling for substantial revenue and operating income growth	Despite Not Growing For Years, Release Forward Guidance Calling for Substantial Growth	Despite never growing organically, CoreLogic has released 2 year forward guidance calling for substantial revenue and EBITDA growth

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SECTION FIVE – INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 59

…With Disastrous Results for Shareholders

EMULEX 	Chairman: Paul Folino	 CoreLogic
Broadcom abandoned its bid three months later after Emulex 'successfully' blocked a sale	Acquirer Walked Away	TO BE DECIDED BY THE BOARD OF DIRECTORS
Emulex went on to miss revenue guidance by 16% and operating income guidance by 47%– further demonstrating the Company could not grow	Company Massively Missed Guidance	
Nearly six years later Emulex was sold for 27% less than Broadcom's offer while the S&P 500 was up 157% over that same time period including dividends	Company Sold Years Later for Substantially Less	
Emulex was acquired by Avago who only a few months later merged with Broadcom. Transaction closed promptly with no regulatory delay	Antitrust "Concerns" Discredited	

5

SECTION FIVE – INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 60

Majority Change of Board Necessary to Protect Shareholder Rights

While Publicly Calling a Special Meeting…

CoreLogic

CoreLogic Board of Directors Calls Special Meeting of Shareholders

"Senator and Cannae have announced their intent to request the calling of a Special Meeting…the Board has scheduled the meeting…" - 8/8/20

…Corelogic Privately Threatens That Shareholders Cannot Replace Directors

CoreLogic

"…neither the Charter nor the Bylaws permit CoreLogic's stockholders to elect directors to the Board in the event of a vacancy on the Board…
As a result, the Requesting Stockholder Nomination Proposal is not a proper subject for stockholder action"

- Private letter sent to Cannae & Senator, 8/8/20

We Reached Out Privately to Correct This Issue and Corelogic Refused Publicly

- Cannae & Senator disagree with CoreLogic's aggressive interpretation of its bylaws
- We privately asked CoreLogic to agree that shareholders can replace directors and to not cancel or delay meeting. CoreLogic refused:

"…we believe their consent solicitation is unnecessary, as is the agreement Senator has asked us to sign". - Paul Folino, 8/14/20 public statement

Majority Change of Board Protects Shareholder Rights

- To ensure CoreLogic actually fills vacancies with Nominees receiving shareholder support, we must seek removal of a majority of the Board
- Under Delaware law removing a majority of the current board ensures that shareholders may replace directors

5

SECTION FIVE - INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 61

Majority Change of Board Necessary to Ensure Legitimate Sale Process

Board Has Demonstrated Stern Resistance to a Sale Process

- Board has sought delay whenever possible and deployed endless defense tactics rather than engage with us or commence a process
- Refuse to even speak with shareholders who asked them to sell
- Board has claimed standalone value of up to $135 per share thereby showing no willingness to engage in real discussion on value

Legitimate Sales Process Will Result In Highest Value

- Multiple buyers have expressed interest to CoreLogic and us; multiple advisors have been retained and are now 'conflicted'
- A legitimate process will be competitive and result in highest offer

Defensive Tactics Will Continue Without a Change of Majority of Board

- Multiple opportunities to use auction as defensive measure, including:
  - Insist on standstill for us to have diligence
  - Provide insufficient information
  - Stretch out process hoping to make the opportunity cost of tied up capital too onerous for us to proceed

The Biggest Risk to Shareholders Is a Fake Sales Process

To Ensure a Legitimate Process, A Majority of the Board Must Be Replaced

5

SECTION FIVE – INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 62

Independent Nominees Have Relevant and Proven Expertise

Nominees have no affiliation with Senator, Cannae, or any of our associates
Nominees have no affiliation with each other



W. Steve Albrecht

- Valuable public director and leadership experience
- Served as Chairman of Cypress Semiconductor Corporation when it was acquired by Infineon Technologies AG for $10 billion in 2020 and as Director and Chair of the Audit Committee of RedHat when it was acquired by IBM for $35 billion
- Significant public accounting and fraud detection experience (is a CPA, Certified Internal Auditor and Certified Fraud Examiner)



Wendy Lane

- Extensive financial, risk management and transaction experience as founder of own investment firm and more than 15 years at DLJ & Goldman Sachs
- Served as Chairman of the Compensation Committee of Willis Tower Watson since 2016, including during its entry into a merger agreement with Aon plc
- Prior board experience includes MSCI and LabCorp where she chaired the Audit and Compensation



Sreekanth Ravi

- Co-Founder and Executive Chairman of the Board of RSquared since 2018 and possesses relevant knowledge of data technology industry
- Has served in numerous past executive roles in which he founded, led, and grew successful technology companies – including the public company SonicWall, a firewall company that was purchased by Dell in 2012



Martina Lewis Bradford

- Brings unique combination of government affairs, legal, and regulatory experience
- Extensive public company experience, including in senior government/regulatory affairs roles at AT&T and Lucent Technologies
- Public sector experience evaluating numerous M&A transactions, including with the Interstate Commerce Commission



Ryan McKendrick

- Former CEO and director of AMCOL International from 2011 through its sale in 2014, successfully managing a competitive, unsolicited, and public bidding process among multiple counterparties
- Has held numerous senior operational and planning roles throughout his career



Lisa Wardell

- Currently Chairman and Chief Executive Officer of Adtalem Global Education and is on Lowe's Board
- Formerly EVP and COO for The RLJ Companies where she was responsible for managing the company portfolio
- Brings relevant experience working with federal regulatory agency in legal role



Gail Landis

- Possesses deep knowledge of the investor mindset and asset management industry, with over 30 years of experience as an investment management executive
- Has served on Board of Morningstar since 2013
- Founding partner of Evercore Asset Management and has held senior roles at Credit Suisse Asset Management and AllianceBernstein



Katherine "KT" Rabin

- Served as CEO of Glass Lewis from 2007-2019 and continues to serve on Glass Lewis Research Advisory Council
- Comprehensive regulatory and corporate governance experience including around contested transactions, board fiduciary duty, compensation, and shareholder votes



Henry W. "Jay" Winship

- Significant experience in finance, capital allocation and risk management (holds CPA and CFA)
- Extensive public board and corporate governance expertise – including with board integration and strategic reviews at Bunge and Esterline
- Served as a Principal, Senior Managing Director, and Investment Committee Member of Relational Investors, a $6 billion investment fund

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SECTION FIVE – INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 63

Nominees Possess Extensive Friendly and Contested M&A Experience W. Steve Albrecht Wendy Lane Sreekanth Ravi Martina Lewis Bradford Ryan McKendrick Lisa Wardell Gail Landis Katherine “KT” Rabin Oversaw issuance of proxy vote recommendations on millions of ballot proposals across tens of thousands of meetings, including more than 1,000 contested situations Henry W. “Jay” Winship

Nominees Bring More Relevant Expertise Than Existing Directors Based on Categories Identified by CoreLogic's Own Board

CoreLogic's Board identifies 4 categories of experience and expertise as relevant:

Nominee Name	Number of Categories Identified by CoreLogic Where Individual Qualifies
W. Steve Albrecht	2
Martina Lewis Bradford	2
Gail Landis	3
Wendy Lane	3
Ryan McKendrick	3
Katherine "KT" Rabin	3
Sreekanth Ravi	4
Lisa Wardell	4
Henry W. "Jay" Winship	3
Total Expertise Categories	**27**

Director For Removal	Number of Categories Identified by CoreLogic Where Individual Qualifies
J. David Chatham	3
Douglas C. Curling	4
John C. Dorman	4
Paul F. Folino	2
Thomas C. O'Brien	3
Vikrant Raina	3
J. Michael Shepherd	2
David Walker	2
Pamela Hughes Patenaude	1
Total Expertise Categories	**24**

Categories Identified in Company Proxy:

1. Public Company CEO/CFO/COO 2. Technology / Insurance / Real Estate 3. Financial / M&A 4. Private Equity / Investing

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SECTION FIVE – INDEPENDENT DIRECTORS ARE NEEDED TO PROTECT SHAREHOLDER VALUE

PAGE NO. 65

Conclusion

We Have Offered a Compelling Proposal …Yet CoreLogic’s Board Refuses to Engage We have made a compelling offer with deal certainty from a credible, qualified buyer Shareholders expect a sale: realized volatility has declined 67%; the stock price has risen over 40%; the largest shareholder for over seven years holding 17.8% has sold their position CoreLogic’s Board has a long history of poor stewardship which continues today with refusal to engage

New Independent and Highly Qualified Directors Are Needed to Protect Shareholder Rights and Ensure a Legitimate Sales Process New independent directors are highly qualified with extensive experience overseeing and advising public companies as well as evaluating and executing value-maximizing transactions Board continuity is maintained: not seeking to replace the current CEO, Frank Martell (10 year tenure), nor two directors Munce (3 year tenure) & Studenmund (9 year tenure) We believe replacing a majority of the Board is required to ensure a legitimate sales process and to protect against current Board’s threat to not allow shareholders to replace directors Independent Directors Will Have Shareholder Mandate to Carry Out Legitimate Sales Process n cl This Is a Vote for a Full and Fair Sales Process to Maximize Shareholder Value u s i o n PA G E NO . 68

Appendix 1 4 2 5 Appendix: Correcting CoreLogic’s 3 6 Misleading Communications

Claim: “Successful Transformation” into a “Powerhouse” “Delivering Value” Reality: Decade of Underperformance and Missed Targets Failed to Diversify Away from Mortgages Failed to Improve Normalized Margins ex M&A, FX, MD&A Mtge Adj, & Wind Downs ex M&A, FX, Sensitivity Mtge Adj, & Wind Downs Page No. 70

Claim: "Operational Excellence" and "Delivering Results"
Reality: No Growth, No Margin Improvement, Shareholders Suffer

While claiming growth and margin expansion, CoreLogic has delivered neither.
The result has been terrible stock performance at each earnings announcement

100+% of Incremental Revenue from M&A: No Organic Growth



M&A is150% of incremental revenue
Declining for years.
$1,404
$770
-$49
-$192
$1,933
2013 Revenue
2014-20 M&A
FX
Negative Organic Growth
2020 Expected Revenue

No Margin Improvement: Margins Rise and Fall with Mortgages

Has Still Not Achieved Its Goal Set in 2011



EBITDA Margin
MBA Originations ($B)
GOAL >30% at "Normal Mortgage Market of $1.5 to $1.75 T"
32%
30%
28%
26%
24%
22%
20%
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
2013
2014
2015
2016
2017
2018
2019
2020E
2020 NORM



CoreLogic Has A Track Record of Operational Excellence and Delivering Results

Operating Performance Enhancements
FY 2011 – FY 2020E[1]

- Revenue: 6% CAGR
- Adjusted EBITDA[2]: 11% CAGR
- Adjusted EPS[3]: 22% CAGR
- Adjusted EBITDA[2] Margin: ~990bps

Since Issuing Adjusted EBITDA[2] Guidance, CoreLogic Has Met or Beat in Every Quarter

Year	Quarter	Met / Beat	Stock Reaction
2020	Q2	✓	-0.2%
2020	Q1	✓	5.7%
2019	Q4	✓	-3.2%
2019	Q3	✓	-13.7%
2019	Q2	✓	-8.9%
2019	Q1	✓	-5.1%
2018	Q4	✓	-9.3%
2018	Q3	✓	-7.3%
2018	Q2	✓	-8.7%
2018	Q1	✓	9.9%
2017	Q4	✓	-1.1%
2017	Q3	✓	-1.5%

Note: Source is Bloomberg. See pages 20 and 36 above.

6
SECTION SIX – APPENDIX: CORRECTING CORELOGIC'S MISLEADING COMMUNICATIONS
PAGE NO. 71

Claim: 2020 "Results Validate Transformation"
Reality: 2020 Is Entirely Due to Mortgage Market Surge

- Mortgage volumes have surged to $3.14T this year from an average level of $1.75T due to low interest rates
- CoreLogic is claiming 2020 results validate their "transformation" but it only further demonstrates their continued sensitivity to mortgage volumes
- Adjusting for the 2020 surge in mortgages (per the guidance given by CoreLogic), **Revenue, EBITDA, and margins all declined in 2020**

Specific Sensitivity to Mortgage Volumes Repeatedly Stated by CoreLogic

20E/19A Change in Mortgages ($B)	1,177
Revenue Sensitivity to each $100B	22.5
Revenue Impact ($M)	265
EBITDA Sensitivity to each $100B	13.5
EBITDA Impact ($M)	159

Revenue, EBITDA, and Margins All Declined Year over Year Ex 2020 Mortgage Benefit



2020 Record Results Validate Transformation and Investments

($ in millions)	FY 2020E	YoY Growth (%)
Revenue	$1,920 - $1,945	14%
Adjusted EBITDA[1]	$615 - $630	25%
Adjusted EBITDA[1] Margin	~32%	~300bps
Share Repurchases[2]	~$500	477%

We raised our FY 2020 guidance three times based on accelerating momentum and significant business visibility

YoY Growth (%)	FY 2020E (ex YoY Mortgage Benefit)	($ in millions)
-2%	$1,655-$1,680	Revenue
-7%	$456-$471	Adjusted EBITDA
~(160)bps	28%	Adjusted EBITDA Margin

Note: Normalization of 2020 to 2019 mortgage volumes based on CLGX guidance of $22.5M of rev and $13.5M of EBITDA for each $100B change in mortgage originations.

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SECTION SIX – APPENDIX: CORRECTING CORELOGIC'S MISLEADING COMMUNICATIONS
PAGE NO. 72

Claim: 2021 Is “Even More Compelling” Reality: 2021 Is Based on Aggressive and Unsubstantiated Assumptions 2021 Forecasts call for: Assumes Unprecedented Inflection in Organic Growth of “at the 6% Organic growth least 5%” when company has not grown for 10 years 5% Our targeted diligence requests 4% are focused on Y/Y% validating this Mortgage volumes 30% higher than MBA 3% unprecedented and Fannie and presents those volumes as 2% increase in organic Growth growth. indicative of future volumes despite them 1% being 2x what company has identified as We are willing Organic 0% normalized to pay for real -1% organic growth -2% but we need real information. -3% 2016 2017 2018 2019 1H20 2021E 2022E Assumes Persistent High Mortgage Volumes, Despite Known Volatility 3,500 CLGX forecasts ~30% above MBA for 2021 & 2022 $ B 3,000 2,500 10-Year Average Mortgage Volume = ~$1.75T Originations 2,000 MBA 1,500 1,000 Note: See pages 14 and 23 above. S ECT I O N SI X – A PPE N D I X : CO R R ECT I N G CO R EL O G I C ’ S MI S L E A D I N G CO M M U N I CA T I O N S PA G E NO . 73

Claim: "Comparable Companies" Imply "$101 - $135" per share
Reality: CoreLogic Has Never Performed Even Close to Those Companies



Any Way You Look At It, $66 Undervalues CoreLogic
Comparable Companies with Similar Growth and Margin Profiles Trade at Much Higher Multiples...
...Implying a Value Significantly Above Senator / Cannae's Proposal

- Claiming it deserves a $101-$135 per share valuation (implying a 115% to 190% premium) demonstrates CoreLogic has no intention to engage in a real discussion on value
- CoreLogic has never grown like 'Information Services Peers', is not expected to grow like them, and has therefore underperformed them by 145% over 5 years

Has Never Received a Similar Multiple...



CLGX
Info Services Peers
EV / NTM EBITDA
20x
15x
10x
5x
2Q16
4Q16
2Q17
4Q17
2Q18
4Q18
2Q19
4Q19
2Q20

...Because Has Never Performed Like Them

		CoreLogic	Company Selected Peers	% Difference
CoreLogic has never grown like them...	Revenue CAGR '17/'20	0.9%	4.7%	-80%
	Consensus Revenue CAGR '22/'20	0.8%	6.6%	-88%
...Is not expected to grow like them	Consensus EBITDA CAGR '20/'22	-1.4%	9.9%	-114%
...and therefore has never performed like them.	5Y TSR	26%	171%	-85%

Note: See page 13 above.

6
SECTION SIX – APPENDIX: CORRECTING CORELOGIC'S MISLEADING COMMUNICATIONS
PAGE NO. 74

Claim: “Sell-Side Research Has Been Highly Supportive” Reality: Sell-Side Research Has NOT Been Supportive of CoreLogic “Offer price seems fair given peak multiples on peak of mortgage cycle.” “… we think the market could see the targeted revenue growth rates of 4-5% – Deutsche Bank, 6/26/20 in 2021/22 as challenging.” KBW, 7/7/20 “To us, this looks like a very compelling offer for shareholders as it is “Hope Springs Eternal: We view CLGX’s 2021 and 2022 guidance as optimistic difficult to envision a better return with the longer-term challenge of a low mortgage origination environment. There would need to be a material for the following reasons: (1) Predicting the mortgage market is an uncertain acceleration of the PIRM business to offset this challenge and we have not business in the best of times, but in the middle of a pandemic and facing a US seen tangible signs to make us believe that is like argue that visibility is worse than usual – and of CLGX’s revenue. Prior to today CLGX had never the January of that year. (2) CLGX’s 2021 revenue mes a 10% decline in mortgage volumes. While we …we see the offer price as relatively reasonable g cting the mortgage market, we note that this revenue growth profile in the low-mid single digit than all of the 3 major forecasters ... (3) Even mortgage originations in 2021, achieving 2021 adj. M seems like a stretch.” Wells Fargo, 7/7/20 Overall, we believe the buyout would represent a CoreLogic shareholders given that earnings estim mortgage volumes (which are highly cyclical)…elative to the updated guide, which we view as e uncertainty in the macro environment, volatility casts, and recently slower growth in non- “Wolfe, 7/8/20 We view $65 as attractive, having a high probab unlikely to draw bids materially above the $65 le a significant premium to where CLGX has traded “We believe CLGX shares will most likely be acquired around the current price. how you slice it …(2) US mortgage volumes are highly cyclical, drive 60% We could see a takeover >$65, but believe CLGX is unlikely to be acquired at a of CLGX revenue and are forecasted to peak in 2020 and decline in 2021 price meaningfully above the current ~$68 price (we believe likely “strategic and 2022. Wells Fargo, 6/29/20 acquirer” pool is fairly limited).” Baird, 7/23/20 We believe there is limited visibility and significant downside risk to the guidance given 1) ~60% of CLGX’s revenues are generated from “Downgrading… While we do acknowledge that CLGX is performing at a high mortgage originations which are forecasted to decline in 2021 and 2022, level (likely highest ever) and there are some compelling LT targets in place, we and 2) flat to low-single digit organic growth historically excluding see too much uncertainty on the road to those targets, targets that do also need the support of a continued >$2.3 tril. U.S. mortgage backdrop vs. the most mortgages. Deutsche Bank, 7/7/20 recent 10-year (2010-2019) avg. of ~$1.8 tril.“ Stephens, 7/24/20 1 S ECT I O N ON E – WE HAV E MA D E A CO M P EL L I N G OF F E R PA G E NO . 75

Unlocking CoreLogic

We greatly appreciate the support we have heard from shareholders.
If you are a fellow CoreLogic shareholder,
please contact us with any thoughts or questions:

INVESTOR CONTACT
D.F. King & Co., Inc.
Edward McCarthy / Geoffrey Weinberg
emccarthy@dfking.com / gweinberg@dfking.com
(212) 269-5550

MEDIA CONTACT
Sloane & Company
Dan Zacchei / Joe Germani
dzacchei@sloanepr.com / jgermani@sloanepr.com

SENATOR

CANNAE HOLDINGS, LLC